EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports on the consolidated financial statements of Interstate Energy
Corporation (name changed to Alliant Energy Corporation as of May 20, 1999) included in this Form 10-K/A into Interstate Energy Corporation's previously filed Registration Statements on Form S-8 (Nos. 333-41485 and 333-46735) and Form S-3 (Nos. 333-26627 and 333-87883).





ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
October 29, 1999